Exhibit 99.1

China Security & Surveillance Technology Announces Expiration of "Go-Shop" Period

China Security & Surveillance Technology, Inc. (“CSST” or the “Company”) (NYSE: CSR; Nasdaq Dubai: CSR), a leading integrated surveillance and safety solutions provider in the PRC, today announced the expiration of the 60-day “go-shop" period pursuant to the terms of the previously announced Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), entered into on May 3, 2011, among the Company, Rightmark Holdings Limited, Rightmark Merger Sub Limited and Mr. Guoshen Tu (solely for the purpose of Section 6.15) .

Under the terms of the Merger Agreement, the Company and its subsidiaries and their respective representatives had the right to directly or indirectly initiate, solicit and encourage any alternative transaction proposals from third parties and enter into and maintain discussions or negotiations with respect to any alternative transaction proposals until 11:59 pm, New York City time, on July 2, 2011. During the "go-shop" period, at the direction of the special committee of the Company’s board of directors, the financial advisor to the special committee contacted 68 parties, including 29 strategic parties and 39 financial sponsors, to solicit interest in a possible alternative transaction. Despite these solicitation efforts, the Company did not receive any alternative transaction proposals during the "go-shop" period.

Pursuant to the Merger Agreement, unaffiliated stockholders of the Company will have the right to receive $6.50 per share in cash without interest at the effective time of the merger. The completion of the transaction is subject to customary closing conditions, including receipt of stockholder approval. The closing of the transaction is expected to occur in the third calendar quarter of 2011.

Important Additional Information and Where to Find it
In connection with the proposed transaction, the Company has filed a preliminary proxy statement and other relevant documents concerning the transaction with the SEC and will file with the SEC a definitive proxy statement, and may file with the SEC other documents regarding the proposed transaction. When completed, a definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED TRANSACTION ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders will be able to obtain these documents, as well as other filings containing information about the Company, the proposed transaction and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian District, Shenzhen, People's Republic of China, 518034, telephone: (86) 755-83510888.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed transaction. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 28, 2011, as amended on April 29, 2011. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed merger go forward.

About China Security & Surveillance Technology, Inc.
Based in Shenzhen, China, CSST designs, manufactures, sells, installs, services and monitors electronic surveillance and safety products and solutions, including related software, in China. Its customers are mainly comprised of government, commercial, industrial and education entities. CSST has built a diversified customer base through its extensive sales and service network that includes branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com

Safe Harbor Statement
This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed merger; management plans relating to the merger; the expected timing of the completion of the merger; the parties’ ability to complete the merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as ‘will,’ ‘believes,’ ‘expects’ or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system at http://www.sec.gov

For further information, please contact:
Company Contact: Amy Tang
China Security & Surveillance Technology, Inc.
Tel: +86-755-8351-0888 ext. 6138
Email: ir@csst.com

Investor and Media Contact:
Patrick Yu, Fleishman-Hillard Hong Kong
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com